Exhibit 15.1

August 25, 2020

To the Board of Directors and Stockholders of TreeHouse Foods, Inc.

2021 Spring Road

Suite 600

Oak Brook, Illinois 60523

We are aware that our reports dated May 7, 2020, and August 6, 2020, on our review of interim financial information of TreeHouse Foods, Inc. appearing in TreeHouse Foods, Inc.’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, and June 30, 2020, respectively, are incorporated by reference in this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois